AS FILED WITH THE U. S. SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 2012

REGISTRATION NO. 333-_____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_________________

JA Energy

(Exact name of registrant as specified in its charter)

_________________

Nevada	2869	27-3349143
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Number)	Identification No.)

4800 W. Dewey Drive

Las Vegas, NV 89118

(Address of Principal Executive Offices) (Zip Code)

(702) 358-8775

(Registrant’s telephone number, including area code)

James Lusk

4800 W. Dewey Drive

Las Vegas, NV 89118

Phone: (702) 358-8775

(Name, Address, Including Zip Code and Telephone Number,

Including Area Code, of Agent for Service)

WITH COPIES OF ALL CORRESPONDENCE TO:

THOMAS C. COOK, ESQ.

LAW OFFICES OF THOMAS C. COOK, LTD.

500 N. RAINBOW BLVD., SUITE 300

LAS VEGAS, NV 89107

PHONE: (702) 221-1953

FAX: (702) 221-1963

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration

statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities

Act, check the following box and list the Securities Act registration statement number of the

earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act,

check the following box and list the Securities Act registration statement number of the earlier

effective registration statement for the same offering. |_|

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	6,000,000	$0.04	$240,000	$27.50

The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) under the Securities Act of 1933 on the basis of the last price of the last trade of the Common Stock on the OTC Bulletin Board on January 18, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

PART I - INFORMATION REQUIRED IN PROSPECTUS Registration No. 333-______________

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [DATE], 2012

PRELIMINARY PROSPECTUS

JA ENERGY

6,000,000 SHARES OF

COMMON STOCK - $0.04 PER SHARE

The selling stockholders of JA Energy (the "Company") named in this prospectus are offering shares of Common Stock through this Prospectus. The Company will not receive any of the proceeds from the sale of the shares by the selling stockholders. Our Common Stock is presently not traded on any market or securities exchange. The 6,000,000 shares of our Common Stock offering by the selling shareholders is at a fixed price of $0.04 per share for the entire duration of the offering. We are considered a shell company, the purchase of the securities offered through this prospectus involves a high degree of risk.

Selling shareholders are underwriters as defined under the Securities Act of 1933. Although our shares are quoted on the OTC-BB, there can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained. In the absence of a trading market or an inactive trading market, investors may be unable to liquidate their investment or make any profit from the investment. We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders of our Company.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 7.

Neither the U. S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this Prospectus is [Date]

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, before making an investment decision. In this Prospectus, the "Company," "we," "us," and "our" refer to JA Energy unless the context otherwise requires. The term "fiscal year" refers to our fiscal year ended August 31. Unless otherwise indicated the term "Common Stock" refers to shares of the Company's common stock.

ABOUT OUR COMPANY

We are a Nevada Corporation incorporated on August 26, 2010. JA Energy plans to manufacture and sell Modular Distillation Units ("MDU") for the decentralized production of ethanol, to be operated in conjunction with a Hydroponics Greenhouse. The MDU/Greenhouse package will be marketed to individuals, non profit organizations and companies. Additionally the Company will organize and manage Jerusalem Artichoke growers cooperatives to provide the operators of the MDU/Greenhouse units with Jerusalem Artichoke syrup for the distillation of ethanol. See "JA Energy Business Plan" under Description of Business.

Our principal offices are currently located at 4800 W. Dewey Drive, Las Vegas, NV 89118. Our telephone number is (702) 358-8775.

TERMS OF THE OFFERING

The selling stockholders named in this Prospectus are offering shares of Common Stock of the Company for their own account (the "Offering"). We will not receive any of the proceeds from the sale of these shares of Common Stock. There will be 40,156,703 shares of our Common Stock outstanding prior to and after this Offering. The fixed price of $0.04 (the "Offering Price") was determined based upon the price the shares of Common Stock were sold to our stockholders in an offering conducted pursuant to Regulation S, whereby all stockholders represented to us that they are non-U.S. persons as such is defined under Regulation S. The offering by the selling shareholders is at a fixed price of $0.04 per share for the entire duration of the offering. Although our stock is currently quoted on the OTC-BB, there is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of the Common Stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

The Offering

Securities Being Offered:	Up to 6,000,000 shares of common stock

Fixed Price:

The offering by the selling shareholders is

at a fixed price of $0.04 per share for

the entire duration of the offering. We

determined this fixed price is based upon the price of the last sale of our common stock to investors.

Terms of the Offering:	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Securities Issued and to be Issued

40,156,703 shares of our common stock are

issued and outstanding as of the date of

this Prospectus. All of the common stock

to be sold under this Prospectus will be

sold by existing shareholders. The Selling

shareholders are underwriters as defined

under the Securities Act of 1933.

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

OTC Symbol	JAEN.OB

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 7 of this prospectus before deciding whether or not to invest in our common stock.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations and balance sheet data for the year ended August 31, 2011 is derived from our audited financial statements and the interim financials for the period ending November 30, 2011 is derived from our unaudited financial statements.

Balance Sheet Data
	For the three months ended November 30, 2011 (unaudited)	Year ended August 31, 2011 (audited)
Total cash and equivalents	$ 10,960	$ 6,828
Prepaid expenses	1,333	6,059
Inventory	43,158	38,350
Deposits	2,995	2,000
Total current assets	58,446	53,237

Total Assets	$ 58,446	$ 53,237

Total current liabilities	29,812	27,104
Total liabilities	$ 29,812	$ 27,104

Income Statement Data
	For the three months ended November 30, 2011 (unaudited)	Year ended August 31, 2011 (audited)
Revenues	$ -	$ -
Total expenses	34,999	73,232
Net loss	$(34,999)	$(73,232)

Net loss per share – basic	$ (0.00)	$ (0.01)

RISK FACTORS

All parties and individuals reviewing this prospectus and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

You should read the following risk factors carefully before purchasing our common stock.

RISK FACTORS RELATING TO OUR COMPANY

1. SINCE WE ARE A DEVELOPMENT STAGE COMPANY, AND WE HAVE NOT GENERATED ANY REVENUES, THERE ARE NO ASSURANCES THAT OUR BUSINESS PLAN WILL EVER BE SUCCESSFUL.

Our company was incorporated on August 26, 2010, we are a spin-off of Reshoot Production Company. At this time we are considered a shell company. We have realized no revenues. We have no solid operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this Distribution.

2. IF OUR BUSINESS PLAN IS NOT SUCCESSFUL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS AS A GOING CONCERN AND OUR STOCKHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT IN US.

As discussed in the Notes to Financial Statements included in this Registration Statement, at August 31, 2011, we had audited cash and cash equivalents of $6,828, total assets of $53,237, total current liabilities of $27,104 and stockholders' equity of $26,133, at November 30, 2011, we had unaudited cash and cash equivalents of $10,960, total assets of $58,446, total current liabilities of $29,812 and stockholders' equity of $28,634. In addition, we had a net loss of approximately $(76,057) for the period inception (August 26, 2010) to August 31, 2011.

These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our audited financial statements for the period inception (August 26, 2010) to August 31, 2011. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

3. WE EXPECT LOSSES IN THE FUTURE BECAUSE WE HAVE GENERATED NO REVENUE.

We have generated no revenues to date, we expect losses over the next eighteen to twenty-four months based on the expenses associated in executing our business plan. We cannot guarantee that we will ever be successful in generating significant revenues in the future. We recognize that if we are unable to generate significant revenues, we will not be able to earn profits or continue operations as a going concern. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

4. WE HAVE NO OPERATING HISTORY AS AN INDEPENDENT PUBLIC COMPANY AND WE MAY BE UNABLE TO OPERATE PROFITABLY AS A STAND-ALONE COMPANY.

JA Energy does not have an operating history as an independent public company. Following the Distribution, JA Energy will maintain its own credit and banking relationships and perform its own financial and investor relations functions. JA Energy may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as fully reporting independent public company, and the development of such structure will require a significant amount of management's time and other resources.

5. OUR OFFICERS AND DIRECTORS HAVE NO PRIOR EXPERIENCE IN RUNNING A FULLY REPORTING COMPANY.

Our executive officers have no experience in operating a fully reporting company, and no experience converting artichokes to ethanol. Due to their lack of experience, our executive officers may make wrong decisions and choices regarding the conversion of artichokes to ethanol on behalf of the Company. Consequently, our Company may suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

6. OUR BUSINESS MAY REQUIRE ADDITIONAL CAPITAL AND IF WE DO OBTAIN

ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

We may require additional capital to finance our growth, purchase technologies and build our infrastructure. Our capital requirements may be influenced by many factors, including:

o the demand for our products and services;

o the timing and extent of our investment in new technology;

o the level and timing of revenue;

o the expenses of sales and marketing and new product development;

o the cost of facilities to accommodate a growing workforce;

o the extent to which competitors are successful in developing new products and increasing their market shares; and

o the costs involved in maintaining and enforcing intellectual property rights.

To the extent that our resources are insufficient to fund our future activities, we may need to raise additional funds through public or private financing. However, additional funding, if needed, may not be available on terms attractive to us, or at all. Our inability to raise capital when needed could have a material adverse effect on our business, operating results and financial condition. If additional funds are raised through the issuance of equity securities, the percentage ownership of our company by our current shareholders would be diluted.

7. WE MAY NOT BE ABLE TO RAISE SUFFICIENT CAPITAL OR GENERATE ADEQUATE

REVENUE TO MEET OUR OBLIGATIONS AND FUND OUR OPERATING EXPENSES.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

8. JERUSALEM ARTICHOKES ARE NOT CONSIDERED A COMMERCIAL PLANT; THEREFORE, WE SHALL BE UNABLE TO INSURE OUR CROP AND FACE RISK OF LOSS.

Since Jerusalem Artichokes are not considered a commercial plant, we will most likely be unable to purchase insurance to protect us from risk of loss. For example, adverse weather conditions would most likely adversely affect our crop yields and subsequently hurt our ethanol production. Therefore, since we are unable to carry insurance we face risks related to poor crop yields that have the potential to hurt all aspects of our business operations.

9. IF WE ARE UNABLE TO ATTRACT KEY EMPLOYEES, WE MAY BE UNABLE TO SUPPORT THE GROWTH OF OUR BUSINESS.

Our success depends in part on our ability to attract and retain competent personnel. We must hire qualified managers, engineers, accounting, human resources, operations and other personnel. Competition for employees in the ethanol industry is intense. We cannot assure you that we will be able to attract and maintain qualified personnel. If we are unable to hire and maintain productive and competent personnel, the amount of ethanol we produce may decrease and we may not be able to efficiently operate our ethanol business. Competition for talent among companies in the our industry is intense and we cannot assure you that we will be able to continue to attract or retain the talent necessary to support the growth of our business.

10. OUR SINGLE LARGEST SHAREHOLDER OWNS APPROXIMATELY 47% OF THE CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT, WHICH COULD RESULT IN DECISIONS ADVERSE TO OUR GENERAL SHAREHOLDERS.

Our single largest shareholder, beneficially have the right to vote approximately 47% of our outstanding common stock. As a result, these shareholders will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these five individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

11. THE USE AND DEMAND FOR ETHANOL IS DEPENDENT ON VARIOUS ENVIRONMENTAL REGULATIONS AND GOVERNMENTAL PROGRAMS THAT COULD CHANGE AND CAUSE THE DEMAND FOR ETHANOL TO DECLINE.

There are various federal and state laws, regulations and programs that have led to increased use of ethanol in fuel. These laws, regulations and programs are constantly changing. Federal and state legislators and environmental regulators could adopt or modify laws, regulations or programs that could adversely affect the use of ethanol. Certain states oppose the use of ethanol because they must ship ethanol in from other corn producing states, which could significantly increase gasoline prices in the state. Material changes in environmental regulations regarding the use of methyl tertiary butyl ethers or the required oxygen content of automobile emissions or the enforcement of such regulations could decrease the need to use ethanol. For example, the recently enacted Energy Policy Act of 2005 eliminated the reformulated oxygenate standards under the Clean Air Act.

Future changes in the law may further postpone or waive requirements to use ethanol.

Other laws, regulations and programs provide economic incentives to ethanol producers and users. The passage of pending federal or state energy legislation or any other revocation or amendment of any one or more of these laws, regulations or programs could have a significant adverse effect on the ethanol industry and our business. We cannot assure you that any of theselaws, regulations or programs will continue in the future. Some of these laws, regulations and programs will expire under their terms unless extended, such as the federal partial excise tax exemption for gasoline blenders who use ethanol in their gasoline. Government support of the ethanol industry could change and Congress and state legislatures could remove economic incentives that enable ethanol to compete with other fuel additives. The elimination or reduction of government subsidies and tax incentives could cause the cost of ethanol-blended fuel to increase. The increased price could cause consumers to avoid ethanol-blended fuel and cause the demand for ethanol to decline.

12. IN THE FUTURE, WE WILL INCUR INCREMENTAL COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO COMPLIANCE INITIATIVES.

Upon the effectiveness of our registration, we will incur legal, accounting and other expenses as a fully-reporting public company. Moreover, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We expect to incur approximately $15,000 of incremental operating expenses in 2011-2012. The incremental costs are estimates, and actual incremental expenses could be materially different from these estimates.

The Sarbanes-Oxley Act also requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. We must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Sarbanes-Oxley will require that we incur substantial accounting expense and expend significant management efforts. Moreover, if we are not able to comply with the requirements of Sarbanes-Oxley in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

RISKS RELATING TO OUR COMMON SHARES

13. WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 70,000,000 shares of common stock and 5,000,000 preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

14. ALTHOUGH OUR SHARES OF COMMON STOCK ARE QUOTED ON A THE OTC-BB, THEY ARE CONSIDERED PENNY STOCKS.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosures relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. SEC regulations generally define a penny stock to be an equity security that has a market or exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has net tangible assets of at least $100,000, if that issuer has been in continuous operation for three years.

Unless an exception is available, the regulations require delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, details of the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for securities that become subject to the penny stock rules. Since our securities are highly likely to be subject to the penny stock rules, should a public market ever develop, any market for our shares of common stock may not be liquid.

15. Although our stock is listed on the OTC-BB, a trading market has not developED; purchasers of our securities may have difficulty selling their shares.

There is currently very limited trading market in our securities and there are no assurances that a market may develop or, if developed, may not be sustained. If no market is ever developed for our common stock, it will be difficult for you to sell any shares in our Company. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.

16. BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

17. RULE 144 SAFE HARBOR IS UNAVAILABLE FOR THE RESALE OF SHARES ISSUED BY US UNLESS AND UNTIL WE CEASED TO BE A SHELL COMPANY AND HAVE SATISFIED THE REQUIREMENTS OF RULE 144(I)(1)(2).

JA Energy is a "shell company" as defined by Rule 12b-2 promulgated under the Exchange Act. Accordingly, the securities in this offering can only be resold through registration under the Securities Act, Section 4(1) of the Securities Act, if available, for non-affiliates, or by meeting the conditions of Rule 144(i) promulgated under the Securities Act. A "shell company" means a registrant, other than an asset-backed issuer, that has:

o No or nominal operations; and

Either,

o no or nominal assets;

o assets consisting solely of cash and cash equivalents; or

o assets consisting of any amount of cash and cash equivalents and nominal other assets.

The provisions of Rule 144(i) providing for the six month holding period are not available for the resale of securities initially issued by a "shell company."

Rule 144 safe harbor is unavailable for the resale of shares issued by us unless and until we have ceased to be a shell company and have satisfied the requirements of Rule 144(i)(1)(2). Notwithstanding paragraph (i)(1) of Rule 144, if the issuer of the securities previously had been shell company described in paragraph (i)(1)(i) but has ceased to be shell company described in paragraph (i)(1)(i); is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current "Form 10 information" with the SEC reflecting its status as an entity that is no longer shell company described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed "Form 10 information" with the SEC.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC.

In order for Rule 144 to be available, we must have certain information publicly available. We plan to publish information necessary to permit transfer of shares of our common stock in accordance with Rule 144 of the Securities Act.

18. WE MAY ISSUE SHARES OF PREFERRED STOCK IN THE FUTURE THAT MAY ADVERSELY IMPACT YOUR RIGHTS AS HOLDERS OF OUR COMMON STOCK.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

19. IN THE FUTURE, WE WILL INCUR INCREMENTAL COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO COMPLIANCE INITIATIVES.

Because we are a fully reporting company with the SEC, we will incur additional legal, accounting and other expenses. Moreover, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We expect to incur approximately

$10,000 of incremental operating expenses in 2012.

USE OF PROCEEDS

The selling stockholders are selling shares of Common Stock covered by this Prospectus for their own account. We will not receive any of the proceeds from the sale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

DILUTION

The Common Stock to be sold by the selling stockholders is Common Stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

DETERMINATION OF OFFERING PRICE

The offering by the selling shareholders is at a fixed price of $0.025 per share for the entire duration of the offering. We determined this fixed price is based upon the price of the last sale of our common stock on the OTC-BB on January 18, 2012.

SELLING STOCKHOLDERS

The shares of Common Stock being offered for sale by the selling stockholders hereunder consist of 6,000,000 shares of our Common Stock held by four (4) stockholders who purchased the Common Stock in an offering exempt from registration pursuant to the exemption provided by Regulation S.

Each of the selling shareholders is an “underwriter” within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.

The selling stockholders may from time-to-time offer and sell any or all of their shares during the duration of this Offering at the fixed price of $0.04 per share.

All expenses incurred with respect to the registration of the Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of Common Stock beneficially owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The table lists the number of shares of Common Stock beneficially owned by each selling stockholder as of the date of this Prospectus, the shares of Common Stock covered by this Prospectus that may be disposed of by each of the selling stockholders and the number of shares that will be beneficially owned by the selling stockholders assuming all of the shares covered by this Prospectus are sold.

The shares beneficially owned have been determined in accordance with rules promulgated by the U. S. Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this Prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. The selling stockholders may from time to time offer and sell pursuant to this Prospectus any or all of the Common Stock being registered. The selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Except as may be indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer. In addition, the selling stockholders purchased the stock from us in the ordinary course of business. At the time of the purchase of the stock to be resold, none of the selling shareholders had any agreements or understandings with us, directly or indirectly, with any person to distribute the stock.

The following table provides as of the date of this Prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this Offering;

2. the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the Offering; and

4. the percentage owned by each upon completion of the Offering.

Name of selling stockholder	Total Shares of common stock held	Total number of Shares of be Offered for Selling Shareholder account	Total Shares to be Owned Upon Completion of this Offering	Percent owned Upon Completion of this Offering
Delgus Bursatil,SA de CV (1)	1,500,000	1,500,000	1,500,000	4.0%
Grupo de Inversionistas en Acciones Internacionales, SA (2)	1,500,000	1,500,000	1,500,000	4.0%
Pruve y Asociados, SA (3)	1,500,000	1,500,000	1,500,000	4.0%
Grupo de Inversionistas Casdel, SA (4)	1,500,000	1,500,000	1,500,000	4.0%

Totals	6,000,000	6,000,000	6,000,000	16.0%

1) Delgus Bursatil, SA de CV, a Mexican corporation, Prolongacion Calzada Colon Numero 1398, Norte Colonia, Ampliacion Los Angeles, Torreon, Coahuila, Mexico, Gustavo Castaneda, is the beneficial owner who has the ultimate voting control over the shares held this entity. Delgus Bursatil, SA de CV purchased these shares under Regulation S, utilizing its investment funds from its corporate treasury.

2) Grupo de Inversionistas en Acciones Internacionales, SA, a Mexican corporation, Avenida Durangueña Numero 131, Colonia Durangueña, Torreon, Coahuila, Mexico, Maria Asencion Aguilar is beneficial owner who has the ultimate voting control over the shares held this entity. Grupo de Inversionistas en Acciones Internacionales, SA purchased these shares under Regulation S, utilizing its investment funds from its corporate treasury.

3) Pruve y Asociados, SA, a Mexican corporation, Nicholas Sanchez Duran, Escobedo 639 Ote, Torreon, Coahuila, Mexico is beneficial owner who has the ultimate voting control over the shares held this entity. Pruve y Asociados, SA purchased these shares under Regulation S, utilizing its investment funds from its corporate treasury.

4) Grupo de Inversionistas Casdel, SA, a Mexican corporation, Santos Barraza Aguirre, Calle Primera de San Joaquin 133, Colonia San Joaquin, Torreon, Coahuila, Mexico, is beneficial owner who has the ultimate voting control over the shares held this entity. Grupo de Inversionistas Casdel, SA purchased these shares under Regulation S, utilizing its investment funds from its corporate treasury.

To our knowledge, none of the selling stockholders or their beneficial owners:

- other than as noted above, has had a material relationship with us other than as a stockholder at any time within the past three years; or

- has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

- are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling shareholders are underwriters as defined under the Securities Act of 1933. The offering by the selling shareholders is at a fixed price of $0.04 per share for the entire duration of the offering.

Although our stock is listed on the OTC-BB, there has been very little trading activity. If and when a market develops for our Common Stock, the shares may be sold or distributed from time-to-time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. At such time, the distribution of the shares may be effected in one or more of the following methods:

  ordinary brokers transactions, which may include long or short sales, transactions involving cross or block trades on any securities or market where our common stock is trading, through direct sales to purchasers or sales effected through agents, through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or any combination of the foregoing.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this Prospectus. We have agreed to bear the expenses of the registration of the Common Stock.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The Common Stock offered by this Prospectus constitutes penny stock under the Securities and Exchange Act. The Common Stock will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares of Common Stock in our Company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

BLUE SKY RESTRICTIONS ON RESALE

When a selling stockholder wants to sell shares of our Common Stock under the Prospectus which is a part of this registration statement, the selling stockholder will also need to comply with state securities laws, also known as "blue sky laws," with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. The broker for a selling stockholder will be able to advise the stockholder as to which states have an exemption for secondary sales of our Common Stock.

Any person who purchases shares of our Common Stock from a selling stockholder pursuant to this Prospectus and who subsequently wishes to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Prospectus becomes effective, a selling stockholder will indicate in which state(s) he or she wishes to sell the shares, and such seller's broker will be able to identify whether the stockholder will need to register in that state or may rely on an exemption from registration.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share. As of November 30, 2011 there were 34,156,703 shares of our Common Stock issued and outstanding held by approximately 75 stockholders of record.

COMMON STOCK

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights. Our common stockholders are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights of holders of the Company's Common Stock.

DIVIDEND POLICY

We have not paid any cash dividends to stockholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions and other pertinent factors. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

WARRANTS

There are no outstanding warrants to purchase our securities.

OPTIONS

There are no outstanding options to purchase our securities.

INTERST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our Common Stock was employed on a contingency basis or had or is to receive, in connection with the Offering, a substantial interest, directly or indirectly, in our Company. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

AUDITING MATTER

Our financial statements for the period from our inception on December 20, 2010 to August 31, 2011 and the unaudited interim period ending November 30, 2011 included in this Prospectus have been audited and reviewed by De Joya Griffith & Company, LLC, an independent registered public accounting firm located at 2580 Anthem Village Drive, Henderson, NV 89052 and have been included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The law office of Law Offices of Thomas C. Cook, LTD, 500 N. Rainbow Blvd., Suite 300, Las Vegas, NV 89107 has passed upon the validity of the Common Stock offered under this Prospectus.

ORGANIZATION WITHIN THE LAST FIVE YEARS

We are a Nevada Corporation incorporated on August 26, 2010. JA Energy plans to manufacture and sell Modular Distillation Units ("MDU") for the decentralized production of ethanol, to be operated in conjunction with a Hydroponics Greenhouse. The MDU/Greenhouse package will be marketed to individuals, non profit organizations and companies. Additionally the Company will organize and manage Jerusalem Artichoke growers cooperatives to provide the operators of the MDU/Greenhouse units with Jerusalem Artichoke syrup for the distillation of ethanol.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. The shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Rule 144

All of the presently outstanding shares of our Common Stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act.

Special provisions for "Shell Companies" such as JA Energy

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founders of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company;” (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold through registration, meeting the safe harbor provisions of paragraph (i) of Rule 144, or in reliance upon Section 4(1) of the Securities Act of 1933 for non-affiliates if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

DESCRIPTION OF BUSINESS

Business Model

Corporate History

The Company was organized August 26, 2010 (Date of Inception) under the laws of the State of Nevada, as JA Energy. The Company was incorporated as a subsidiary of Reshoot Production Company, a Nevada corporation. At this time, we consider ourselves to be a shell company. We do not consider ourselves to be a blank check company as we do not have any intention to engage in a reverse merger with any entity in an unrelated industry.

JA Energy Business Plan

JA Energy will manufacture and sell the Modular Distillation Units ("MDU"), and Hydroponics Greenhouse packages to individuals, non profit organizations or companies. The company will organize and manage farm cooperatives for the growing of Jerusalem Artichoke, which will be used in the MDU to produce ethanol. JA Energy plans to use farm cooperatives growing Jerusalem Artichoke to control the expansion of the crop. Additionally, JA Energy will manage the processing the crop in the field, separating the pulp from the juice (the equipment is unique to this application). The "juice" will be harvest by a harvester which separates the juice for the plant pulp. The juice is transferred via the harvester to an accompanying tank truck. When each tank truck is filled it then drives to the centrally located processing plant. The juice will be transported to a centrally located processing plant to condense the juice to a syrup (JA Energy plans to apply for patent on this process). The "syrup" once processed will be packaged in containers commonly called totes (used primarily for the shipping of molasses). These totes will be shipped to the various MDU locations via trucking companies contracted by the cooperative for processing into ethanol. While the crop is expanding to satisfy demand the MDU will use molasses as the feedstock for the distillation process.

The Jerusalem Artichoke is a relative of the Sunflower and is not related to the Globe Artichoke. Jerusalem Artichoke normally produces a flower that has infertile seeds, requiring the crop to be expanded by using the root systems (tubers) similarly to the way potatoes are grown. Only authorized growers will be allowed to plant the crop. Limiting the number of growers and the acreage they are authorized to plant will control the expansion of the crop.

The Jerusalem Artichoke does not produce an oil. The inulin is converted in to ethanol, at a rate of 1,200 gallons of ethanol per acre per USDA statistics. The crop is used one hundred percent and there are no waste by-products. The stalks are juiced and processed into a syrup or directly into ethanol via distillation. The pulp of the stalks is used for cattle feed comparable to distillers grains. The root tubers are used a seed for planting next seasons' crop. Once the rate of cultivation slows the root tubers will be used for chicken or hog feed, and can be processed into a gluten free flour. JA Energy Inc. does not intend to be involved in these other areas.

The greenhouse gases from the distillation process are redirected into a hydroponics greenhouse that is attached to the modular distillation unit as is the liquid residue. The entire process is free of waste by-products, even the plant material from the greenhouses will be collected and mulched.

The condensed syrup will be packaged similarly to molasses and shipped by common carrier to modular distillation units that have contracted for the syrup. Each modular distillation unit will be purchased from JA Energy to be operated by the purchaser.

We plan to establish small portable conversion plants in inner-cities. We plan to begin this program in Nevada. The conversion plants can only convert a limited amount of artichoke extract to ethanol. We plan to have one of these portable conversion plants in operation during 2012. We are currently working with an engineering firm to fine tune the MDU. We shall be targeting local charities to assist in the payment and operations of this facility. We expect each facility will require six employees to operate the distilling equipment. The first unit was constructed and has been tested by Green Global Systems LLC. Mr. Lusk is currently a member of Green Global Systems and controls 100% of this limited liability company. Green Global Systems LLC had built a MDU using the specifications of a patent owned by our CEO. The cost of construction for the first unit was $35,000. Although Green Global Systems LLC spent $94,000 in research and development costs to build the first MDU. Now that the first prototype has been built, we have costed out the process to construct a small distillation unit and we believe we can produce units for $25,000. The MDU is currently under the control of Green Global Systems, LLC which has agreed to a buyout of their interest for the amount of funds expended. We have identified a company that construct the unit for us at this cost. The Company plans to setup a Modular Distillation Unit which was manufactured and tested by Green Global Systems, LLC, in Central Nevada. The unit will be permanently housed in Nevada as part of the company's demonstration and training facility. The unit will be operated by the Company. The Company will apply for the applicable permits for operation and use the ethanol produced as fuel to deliver the fruit and vegetables grown in the hydroponics greenhouses to customers in Las Vegas. The Company plans has leased 33 acres for a demonstration crop to supply the Jerusalem Artichoke juice. The company plans to establish a demonstration facility as well as a training facility to train the purchasers of the MDUs.

In the Spring of 2011, management identified and leased thirty-three acres of land in Alamo, Lincoln County, Nevada for its first planting. This land is arid and suitable for growing artichokes. The Company purchased sufficient Jerusalem Artichoke tubers to plant on this leased property. This was considered a small test program to remove future problems with larger plantings. For example, management learned that it needs to add nitrogen to the soil before planting to improve the yields of the Jerusalem Artichoke, harvesting needs to take place at earlier intervals, and the MDU needs an improved exhaust system. This initial planting did not produce enough Jerusalem Artichoke to extend the planting so the company will purchase additional seed to plant approximately 80 more acres next planting season.

The company plans to form farmer cooperatives where the farmers will own 90% of crop grown and the company will own 10% of the crop. The farmers will be responsible for all the funding or financing to establish the processing plant and acquire the necessary equipment. The company plans to sign management agreements with the cooperatives whereby the Company will have control of processing production. The agreements will be for ten years with an option to renew for an additional ten years. The management of the cooperatives will require the farmers to create a board of directors for each cooperative. The purpose of the board is to give guidance to management.

The farmers will be compensated by the amount of dry matter and juice their acreage produces. Dry matter will be valued by the ton while the juice will be by volume. The farmers are responsible for the cultivation of their farms. The cooperative will be responsible for the selling of the syrup, cattle feed (pulp), and tubers.

Since Jerusalem Artichokes grow like weeds, their stalks will provide three harvests during one calendar year. At the end of the calendar year, the remaining stalks (tuber) in the field can be used as seeds to multiply the harvest in the following year by twenty percent. When the harvest stalks are harvested, the harvesting machinery will divide the harvest into two parts: 1) animal feeds; and 2) juice that can be condense into syrup. The artichoke juice has a short shelf-life, as compared to the syrup that can be stored for a longer length of time. The Company has developed a small [size of a tractor trailer] distiller that can convert the artichoke syrup into 1,000 gallons of ethanol per week. The MDU was tested using molasses as the distillation feedstock. The test was designed to demonstrate the efficiency of the MDU, as a distillation unit for a variety of feedstocks. The unit will distill at a rate of 144 gallons per day which is the 1,000 gallons per week rate. The Company plans to control the harvesting of the crop via the management agreements with the cooperatives. At this time, the Company does not plan own or operate its own harvesting machinery.

We developed a model based on 50-acres of the Jerusalem artichoke crop. Based on three harvests, we believe this would produce a total 37,500 gallons of ethanol per year on 50-acres of land. We estimate our total operating costs, including equipment depreciation, seeds, costs to harvest and, overhead costs will equate to $1.24 per gallon. We estimate the residual animal feed for the 50 acres after costs will equal $23,120. Therefore, based on the current market price of ethanol of $2.25per gallon, we estimate our 50 acres will yield 37,500 gallons per year with a profit of $1.01 per gallon or $37,850 plus $23,120 in residual animal feed.

This estimated operating costs to produce one gallon of ethanol includes the necessary energy and water inputs. The energy cost savings associated with the MDU is derived from a design methodology to introduce distillate into the still area. This method of heating and the redirection of the waste heat into heat exchangers reduces the energy costs, which increase the effectiveness of the distillation process.

Jerusalem artichoke

The Jerusalem Artichoke is a relative of the Sunflower, it is considered a perennial native sunflower species, and is not related to the Globe Artichoke. This plant begins it growth from its underground roots. The plant produces a product called inulin, which is a white, starchlike polysaccharide that yields very sweet sugar called fructose. The plant stores the inulin in its stem until it flowers. When the plant begins to flower, the inulin is then translocated to the tuber, which are the roots of the plant.

Jerusalem Artichoke stalk must be cut above the underground stems immediately before the plant flowers to retain all of the sugar in the stalk; the stalk is then ground in a hammermill to release the sugars from the center of the stalk; the sugar juices from the hammermill are collected; the remaining mass of the center of the stalk, and bark is squeezed to remove the remaining sugar juices; the entire collected sugar juice is then processed by heating and adding yeast, then fermenting. The remaining product is then distilled to produce ethanol. The method produces the maximum quantity of high grade ethanol per acre of plant of any known plant source.

Farm Cooperative Business Strategy

The Company plans to organize and manage Jerusalem Artichoke farm cooperatives under a management agreement with the cooperatives. The Company will hold a ten percent organizers share of the ownership of the cooperatives, in addition to being compensated as the manager. Each cooperative will have am advisory board to work with the contracted management team to advance the interest of the cooperative. Management is not aware of any Jerusalem Artichoke Growers cooperatives in the U.S. There is a farm association of Jerusalem Artichoke Growers on the East Coast. The uses of Jerusalem Artichokes include: animal feed usually grown by the user, health food produce, a flour used for a diabetic sensitive pasta and a by-product used in health foods.

Management is currently exploring opportunities for the establishment of growing districts. The control of establishing growing districts is important to the Company's business plan. An over-supply of the crop would depress prices and have an adverse effect on the future of Jerusalem Artichoke as a source of ethanol. Management expects to have the first growing districts in place by the 2013 growing season. The 2012 growing season will be dedicated to 33, in Central Nevada and 80 acres in Southwest Colorado.

The cooperatives will be organized similarly to the Citrus Growers cooperatives. For example, the Citrus Growers cooperatives are responsible for the farming or cultivation of the crop, and the cooperative is responsible for the harvesting and marketing the crop. Using this model, the cooperative members will be able to finance and share the costs for the equipment necessary for the harvesting and processing of the crop on a larger scale, while being freed of the marketing of the crop to the end user.

MDU unit purchaser needs to have a reliable supply of syrup for the production of ethanol. In order to help create reliable supplies of the syrup, the Company plans to place these contracts with the cooperatives, thereby matching customer with producer.

Each cooperative will be organized in a hub and spoke structure. The processing plant will be located as close as possible to the center of a growing district. The size of the growing district is expected not to exceed a twenty-five mile radius. This will reduce the transportation costs from the field to the condensing facilities. The facilities will be designed in such a manner that they can be expanded to accommodate addition cooperative growers.

The marketing will be done at a centralized marketing location to gain economies of scales. Each cooperative may elect to process their crop. The by-products of the tuber (root system) and the pulp portion of the crop are currently being researched to identify other commercial uses. Once a commercial size crop is grown, the by-products from the crop itself can offer the cooperatives another source of revenue.

The Ethanol Market

Ethanol is produced from starch or sugar-based feed products such as corn, potatoes, wheat, and sorghum, artichokes as well as from agricultural waste products including sugar, rice straw, cheese whey, beverage wastes and forestry and paper wastes. Historically, corn has been the primary source because of its relatively low cost, wide availability and ability to produce large quantities of carbohydrates that convert into glucose more easily than other products. Management believes that Jerusalem Artichokes, in which its stalks can be harvested three times per year, and can be grown in an arid climate offer a high percent of end product that can be converted into ethanol.

Ethanol has been utilized as a fuel additive since the late 1970's when its value as a product extender for gasoline was discovered during the OPEC oil embargo crisis. In the 1980's, ethanol began to see widespread use as an octane enhancer, replacing other environmentally harmful components in gasoline such as lead and benzene. Ethanol's use as an oxygenate continued to increase with the passage of the Clean Air Act Amendments of 1990, which required the addition of oxygenates to gasoline in the nation's most polluted areas. Ethanol contains approximately 35% oxygen and when combined with gasoline, it acts as an oxygenate that increases the percentage of oxygen in gasoline. As a result, the gasoline burns cleaner and releases less carbon monoxide and other exhaust emissions into the atmosphere. Although not all scientists agree about the existence or extent of environmental benefits associated with its use, the use of ethanol is commonly viewed as a way to improve the quality of automobile emissions.

The most common oxygenate competing with ethanol is methyl tertiary butyl ether or "MTBE," which is cheaper than ethanol. Since the introduction and widespread use of MTBE as an oxygenate, it has been discovered in ground water, lakes and streams. Unlike ethanol, which is biodegradable, MTBE is petroleum-based. While MTBE has not been classified as a carcinogen, it has been shown to cause cancer in animals and its continued use has raised serious environmental concerns. As a result, by the end of 2005, according to the U.S. Department of Energy, 25 states, including California, Illinois and New York, had barred, or passed laws banning, any more than trace levels of MTBE in their gasoline supplies, and legislation to ban MTBE was pending in four others. Due in part to federal and state policies promoting cleaner air, the environmental concerns associated with MTBE, and federal and state tax and production incentives, the ethanol industry has grown substantially in recent years. The Renewable Fuels Association estimates that in 2004, approximately 1.95 billion gallons of ethanol were utilized as an oxygenate in the Federal Reformulated Gasoline Program, 290 million gallons in the federal winter Oxygenated Gasoline Program, 280 million gallons in Minnesota to satisfy the state's oxygenated fuels program, and 1.05 billion gallons in conventional gasoline markets as an octane enhancer and gasoline extender.

Government Incentives

In addition to the recently-enacted federal renewable fuel standard, the federal government and various state governments have created incentive programs to encourage ethanol production and to enable ethanol-blended fuel to better compete in domestic fuel markets with gasoline blended with MTBE. The federal incentive programs direct payments to eligible producers for increased ethanol production and federal income tax credits which eligible producers may earn. State incentive programs include production payments and income tax credits. However, these programs are not without controversy, due in part to their cost, and we cannot assure you that they will continue to be available in the future.

Federal Small Producer Credit

The federal Small Ethanol Producer Credit provides an eligible ethanol producer a 10c per gallon tax credit for the first 15 million gallons of ethanol produced annually. Under the program, ethanol producers that qualify or their owners (for pass-through tax entities) can reduce their federal income tax liability by the amount of the annual credit, subject to limitations. However, benefit of the credit is reduced somewhat because the amount of the credit must be added to regular taxable income (but not to alternative minimum taxable income). Until recently, an eligible small ethanol producer was defined as a producer whose annual production capacity was 30 million gallons or less, which effectively precluded most newer plants from qualifying. The Energy Tax Incentives Act of 2005 increased the annual production capacity limitation from 30 million to 60 million gallons, of any type of alcohol, including alcohol not eligible for the credit.

As for our Company, we only plan to produce ethanol at the demonstration site in Central Nevada. The licensing as a small producer will be done by those groups, individuals or companies purchasing MDU.

Ethanol Pricing

The price of ethanol tends to be volatile. Historically, ethanol prices have tended to correlate with wholesale gasoline prices, due largely to the primary use of ethanol as an additive to gasoline. Over the last couple of years, however, as ethanol production has expanded rapidly, ethanol prices have been particularly volatile and ethanol and gasoline prices have at times diverged significantly.

JA Energy Funding Requirements

JA Energy needs funding to fully execute its business plan. JA Energy will require at least $1,500,000 to acquire other business opportunities, market its services and build a client base.

Future funding could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's business, results of operations and financial condition. Any future acquisitions of other businesses, technologies, services or product(s) might require the Company to obtain additional equity or debt financing, which might not be available on terms favorable to the Company, or at all, and such financing, if available, might be dilutive.

Sales and Marketing

We plan to establish small portable conversion plants in inner-cities. We plan to begin this program in Nevada. Working with City redevelopment agencies and nonprofits organization to establish MDU's in their jurisdiction the community will help create jobs.

Once these units are established management hopes other communities will see the value of participating. If there is increased demand for the MDUs, the amount of crop acreage will be expanded creating jobs in the rural communities. The ethanol produced can be sold to local fuel blenders or to the municipalities for use in their fleets.

The conversion plants can only convert a limited amount of artichoke extract to ethanol. We plan to have one of these portable conversion plants in operation during 2011. We shall be soliciting local charities to purchase a small portable conversion plant. In this sense, we expect each conversion plant will require six employees to operate the distilling equipment. This will provide new jobs in the inner-cities, and the charities will have an opportunity to make money for their organizations by owning a small ethanol distilling plant.

The marketing will be expanded to areas outside the inner cities, such as Indian Reservation where there is also a need for fresh produce and jobs. Beyond those areas the company intends to market to individuals or business that what to operate one of the MDU sites.

Competition

We expect to be in direct competition with producers of ethanol and other alternative fuel additives. Many of these producers have significantly greater resources than we do. We also expect the number of competitors to increase. The development of other ethanol plants, particularly those in close proximity to our ethanol plant, will increase the supply of ethanol and may result in lower local ethanol prices. Ethanol plants in close proximity will also compete with us for, among other things, resources and personnel. Because of their close proximity, these competitors may also be more likely to sell to the same markets that we intend to target for our ethanol product.

We will be in direct competition with numerous other ethanol plants. We plan to compete with other ethanol producers on the basis of price and delivery service. We believe that we will be able, if necessary, to sell some of our products at lower prices because of the amount of sugar available in the Jerusalem Artichoke. This is primarily due to the fact that the Jerusalem Artichoke can be harvested three times in the same year, and the average yield of alcohol per acre for the Jerusalem Artichoke is 1,200 gallons, as compared to Sugarcane (Hawaii) that yields 889 gallons per acre; sugar cane (Louisiana) that yields 555 gallons per acre; sugar beet that yields 412 gallons per acre; and corn that yield 400 gallons per acre, according the USDA.

As of March 2007, according to the Renewable Fuels Association, 114 U.S. ethanol plants have the capacity to produce approximately 5.6 billion gallons of ethanol annually, with another 87 plants under construction or expansion expected to add approximately 6.4 billion more gallons of annual productive capacity. A majority of the ethanol production capacity is located in the Midwest, in the corn-producing states of Illinois, Iowa, Minnesota, Nebraska and South Dakota. The largest ethanol producers include Abengoa Bioenergy Corp., Archer Daniels Midland Company, Aventine Renewable Energy, LLC., Cargill, Inc., Hawkeye Renewables, LLC, New Energy Corp., US BioEnergy Corp. and VeraSun Energy Corporation.

We may also compete with ethanol that is produced or processed in certain countries in Central America and the Caribbean region, Brazil and other countries. Ethanol produced in the Caribbean basin and Central America may be imported into the United States at low tariff rates or free of tariffs under the Caribbean Basin Initiative and the Dominican Republic-Central America-United States Free Trade Agreement. According to the Renewable Fuels Association, Brazil produced approximately 4.5 billion gallons of ethanol in 2006. Although tariffs presently impede large imports of Brazilian ethanol into the United States, low production costs, other market factors or tariff reductions could make ethanol imports from various countries a major competitive factor in the U.S.

Alternative Fuel Additives

Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by various ethanol and oil companies that have far greater resources than we do. New products or methods of ethanol production developed by larger and better-financed competitors could provide them competitive advantages over us and harm our business.

NEED FOR GOVERNMENTAL APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

The establishment of an ethanol plant, we will need to obtain and comply with various permitting requirements. There are three levels of permitting requirements; 10,000 gallons or less per year for own use requires a simple application and compliance with local codes, more than 10,000 gallons but less than 500,000 requires an application with a bond, and over 500,000 requires an application with a bond. The bonding process for JA Energy is expected to take six months with a bond of no more than $50,000. This is for the demonstration unit in Central Nevada. The company does not plan to operate any other units. The permitting requirement for the 10,000 gallons is a thirty day process. The MDU must comply with all local building codes which are subject to the individual municipalities. The demonstration unit has already been conditionally approved by the municipality subject to an approved set of engineered drawings.

As a condition to granting necessary permits, regulators could make demands that increase our costs of construction and operations, in which case we could be forced to obtain additional debt or equity capital. Environmental issues, such as contamination and compliance with applicable environmental standards could arise at any time during the construction and operation of the ethanol plant.

The ethanol plant will be subject to environmental regulation by the state in which the plant is located and by the United States Environmental Protection Agency ("EPA"). For example, our future ethanol facilities will be subject to environmental regulations of Nevada and the EPA. These regulations could result in significant compliance costs and may change in the future. For example, although carbon dioxide emissions are not currently regulated, some authorities support restrictions on carbon dioxide emissions that, if adopted, could have a significant impact on our operating costs because we may have to emit a significant amount of carbon dioxide into the air. Also, the state environmental agencies or the EPA may seek to implement additional regulations or implement stricter interpretations of existing regulations. Recently, the EPA cautioned ethanol producers that it is prepared to sue companies whose plants do not comply with applicable laws and regulations. In a recent test of certain ethanol plants, the EPA expressed concerns over the discovery of certain "volatile organic compounds," some of which may be carcinogenic. Changes in environmental regulations or stricter interpretation of existing regulations may require additional capital expenditures or increase our operating costs.

In addition, the ethanol plant could be subject to environmental nuisance or related claims by employees, property owners or residents near the ethanol plant arising from air or water discharges. These individuals and entities may object to the air emissions from our ethanol plant. Ethanol production has been known to produce an unpleasant odor to which surrounding residents and property owners could object. Environmental and public nuisance claims, or tort claims based on emissions, or increased environmental compliance costs could significantly increase our operating costs.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON THE BUSINESS

There are various federal and state laws, regulations and programs that have led to increased use of ethanol in fuel. These laws, regulations and programs are constantly changing. Federal and state legislators and environmental regulators could adopt or modify laws, regulations or programs that could adversely affect the use of ethanol. Certain states oppose the use of ethanol because they must ship ethanol in from other corn producing states, which could significantly increase gasoline prices in the state. Material changes in environmental regulations regarding the use of MTBE or the required oxygen content of automobile emissions or the enforcement of such regulations could decrease the need to use ethanol. For example, the recently enacted Energy Policy Act of 2005 eliminated the reformulated oxygenate standards under the Clean Air Act. Future changes in the law may further postpone or waive requirements to use ethanol.

DESCRIPTION OF PROPERTY

Our offices are currently located at 4800 W. Dewey Drive, Las Vegas, NV 89118 Our telephone number is (702) 358-8775. The office space is a small area in the office of a Veterinary Hospital owned by Steve Scott, who is a director of the Company. The space is provided at no cost to the company, and no reimbursement will accrue. Management believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings which involve

us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

JA Energy Common Stock, $0.001 par value, can be found on the OTC-Bulletin Board under the symbol: JAEN.

There have been limited trades of the Company's stock since its listing on September 22, 2011. There are no assurances that a market will ever develop for the Company's stock.

TRANSFER AGENT

We has retained Empire Stock Transfer, Inc., 1859 Whitney Mesa Dr., Henderson, NV 89014. Telephone number is (702) 818-5898, Fax: (702) 974-1444, as its duly authorized transfer agent.

HOLDERS

As of November 30, 2011 we had 34,156,703 shares of our Common Stock issued and outstanding held by approximately 75 holders of record.

The selling stockholders are offering hereby up to 6,000,000 shares of common stock at a fixed price of $0.04 per share during the entire duration of the offering.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan.

REGISTRATION RIGHTS

We have not granted registration rights to any of our stockholders.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Stock offered herein. This Prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our Common Stock and our Company, please review the registration statement, including exhibits, filed as a part thereof. Statements in this Prospectus as to the contents of any document filed as an exhibit to the registration statement, set forth the material terms of such document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are not currently subject to the informational requirements of the Exchange Act. Upon the effectiveness of the registration statement offering the Common Stock described herein, we will be subject to the informational requirements of the Exchange Act. In accordance therewith, we will file quarterly and annual reports and other information with the SEC. The registration statement, reports and other information, including the exhibits and schedules thereto, may be inspected at the Public Reference Room of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's website at http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions. The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

RESULTS OF OPERATIONS

Results of Operations for the year ended August 31, 2011 and three months ending November 30, 2011

We earned no revenues since our inception through August 31, 2011 through November 30, 2011. We are presently in the development stage of our business and we can provide no assurance that we will be successful.

For the period inception through August 31, 2011, we generated no income. Since our inception on August 26, 2006 through November 30, 2011, we experienced a net loss of $(111,056). Our loss was attributed to organizational expenses, audit fees, legal fees and planting Jerusalem artichokes. We anticipate our operating expenses will increase as we build our operations.

For the fiscal year ending August 31, 2011, we experienced a net loss of $(73,232) as compared to a net loss of $(2,825) for the same period last year. The net loss for the year ending August 31, 2011 was contributed to planting Jerusalem artichokes, consulting fees, legal fees and audit fees.

For the three months ending November 30, 2011, we experienced a net loss of $(34,999) as compared to a net loss of $(1,750) for the same period last year. The net loss for the three months ending November 30, 2011 was contributed to planting Jerusalem artichokes, consulting fees, legal fees and audit fees.

Expenses

For the three month period ending November 30, 2011, the Company experienced general and administrative expenses of $27,032 and consulting fees of $7,967 as compared to $1,750 in total expenses for the same period last year. These expenses represented start-up costs as the Company begins its business operations.

For the three months ended November 30, 2011, the Company had $(34,999) in losses from operations as compared to $(1,750) for the same period last year. Since the Company's inception, on August 26, 2010, the Company had a net loss of $(111,056).

Our auditor issued an opinion that our financial condition raises substantial doubt about the Company's ability to continue as a going concern.

Revenues

We generated no revenues for the period from August 14, 2010 (inception) through November 30, 2011. We do anticipate generating revenues for at least 24 months.

LIQUIDITY AND CAPITAL RESOURCES

As of November 30, 2011 we had $10,960 in cash, $58,446 in total assets, $29,812 in total liabilities, an accumulated deficit of $(111,056), and total stockholders’ equity of $28,634.

During the three month period ending November 30, 2011, we used net cash of $37,868 in operations, generated cash of $42,000 from financing activities and had no cash flows from investing activities. From our inception on August 26, 2012 to November 30, 2011 we used net cash of $148,230 in operations, generated cash of $159,190 from financing activities and had no cash flows from investing activities. We are dependent on funds raised through equity financing and loans from our President.

On January 10, 2012, the Company issued 3,000,000 shares of its $0.001 par value common stock to two shareholders pursuant to a Regulation S offering for cash of $75,000.

Over the next twelve months we expect to require $1,500,000 in financing to commence our planned operations. Our current cash resources are insufficient to finance our planned expenditures. We estimate that our current cash resources will be sufficient to finance our operations, at the current level of activity, for a period of twelve months, which estimate includes the additional expenses the Company will incur upon becoming a reporting company. We do not expect to have significant capital expenditures in the after the next twelve months. To successfully commence our planned operations we will need to raise approximately $1,500,000 in additional financing. We anticipate raising the funds through the sale of our common stock and further loans from our President. However, there are no assurances that we will be able to raise funds via either of these two options. Our ability to raise financing in the equity markets are uncertain as the equity markets, in recent years, have been depressed especially for start-up companies like ourselves. We expect that our President will extend further loans to us but he has no obligation or commitment to do so.

GOING CONCERN CONSIDERATION

We have not generated any revenues since inception. As of November 30, 2011, we had accumulated losses of $(111,056). Our independent auditors included a paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

and Corporate Governance

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships among any of the directors and officers.

Name	Age	Positions and Offices Held
James Lusk	59	President, CEO and Director

Steve Scott	61	Vice President, COO and Director

Sheldon Rockey	35	Director

======================================================================

The business address for our officers/directors is: c/o JA Energy, 4800 W. Dewey Drive, Las Vegas, NV 89118. Set forth below is a brief description of the background and business experience of our officers and directors.

James Lusk, President/CEO/Director

Mr. Lusk has spent the past twelve months, prior to the incorporation of JA Energy, researching the business plan for JA Energy. This includes identifying the varietal Jerusalem artichoke, where to grow the artichoke, how to harvest the artichoke, and process the final product into ethanol. He brings to the company the know-how to make the business plan operational.

Prior to joining JA Energy, Mr. Lusk's experience includes 32 years in public accounting where he worked with many businesses. He has a bachelor's degree in Business Administration with a concentration in accounting from California State University at San Bernardino (1978) and was issued CPA certificates in 1981 California and 1986 Nevada (Both are not current for lack of up to date CPEs).

In March of 2009, he joined Pattie Montgomery CPA LLC as a principal.

From May, 2009 (inception) until December 2009, he was one of four members of Green Global Systems, LLC, a Nevada Limited Liability Company. Mr. Lusk is currently a member of Green Global Systems and controls 50% of this limited liability company. His duties at Green Global Systems, LLC included, the supervision of the building of the prototype Modular Distillation Unit, working with the mechanical engineers, meetings with consultants, researching the market place both domestic and foreign, meeting with local government official, meeting with farmers, preparing cost analysis for the various phases of the process and meeting with potential investors.

From 2007 to 2008, Mr. Lusk authored a book entitled "33 Cents a Day the Cost of Good Government."

From 2004 to 2007, Mr. Lusk developed Test Only Smog Inspection Stations in California under my Service Marked name of Smog Busters.

Steven Scott, Vice President, COO and Director

Mr. Scott has over 30 years experience in marketing, sales, and management.

2009-Present, Veterinary Practice Owner, the Dewey Veterinary Medical Center of Las Vegas.

1997-2007, Regional Vice President, VCA Animal Hospitals, Inc., managed as many as 26 veterinary hospitals in 4-state region.

1993-2010 Co-Owner, The Quality Connection, Medical Practice Consulting.

Mr. Scott's business experience includes 21 years of managing and administration in human medicine at hospitals in the Cleveland, Ohio area, including 6 years at Metropolitan General Hospital and the Cleveland Clinic Foundation (11 years).

U.S. Army Reserves, 1st Lt Medical Services Corps, Honorable Discharge (1969-1978)

Education:

Ohio State University graduate (BA, Anthropology with completion of the pre-medicine curriculum).

Attended The Weatherhead School of Business at Case Western Reserve University and completed the CCF-sponsored curriculum for Hospital Administration.

Biography of Sheldon Rockey

2002- Present, Mr. Sheldon Rockey is a partner and manager of Rockey Farms LLC located in Center, Colorado.

Involvement in Certain Legal Proceedings

Our directors, executive officer and control persons has not been involved in any of the following events during the past ten years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5. any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity;

6. Any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions; and

7. Any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Board of Directors

Our board of directors consists of only two members, James Lusk and Steve Scott, who serves one-year terms without any compensation.

Term of Office

Our directors were appointed for a one-year term to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until the next annual meeting of the board of directors and until such officer's successor shall have been elected and qualified subject to earlier resignation or removal by the board.

Audit Committee

The company does not presently have an Audit Committee. The sole member of the Board sits as the Audit Committee. No qualified financial expert has been hired because the company is too small to afford such expense.

Committees and Procedures

(1) The registrant has no standing audit, nominating and compensation committees of the

Board of Directors, or committees performing similar functions. The Board acts itself in lieu of committees due to its small size.

(2) The view of the board of directors is that it is appropriate for the registrant not to have such a committee because its director participate in the consideration of director nominees and the board and the company are so small.

(3) The members of the Board who acts as nominating committee is not independent, pursuant to the definition of independence of a national securities exchange registered pursuant to section 6(a) of the Act (15 U.S.C. 78f(a).

(4) The nominating committee has no policy with regard to the consideration of any director candidates recommended by security holders, but the committee will consider director candidates recommended by security holders.

(5) The basis for the view of the board of directors that it is appropriate for the registrant not to have such a policy is that there is no need to adopt a policy for a small company.

(6) The nominating committee will consider candidates recommended by security holders, and by security holders in submitting such recommendations.

(7) There are no specific, minimum qualifications that the nominating committee believes must be met by a nominee recommended by security holders except to find anyone willing to serve with a clean background.

(8) The nominating committee's process for identifying and evaluation of nominees for director,

including nominees recommended by security holders, is to find qualified persons willing to serve with a clean backgrounds. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a security holder, or found by the board.

Code of Ethics

We have not adopted a Code of Ethics for the Board and any salaried employees.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer paid by us for the Company's last completed fiscal year in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO).

SUMMARY COMPENSATION TABLE

Compensation

As a result of the Company's currently limited available cash, no officer or director received any salaries from August 26, 2010 (inception) through August 31, 2011. JA Energy did compensate its CEO $24,000 during the fiscal year ending August 31, 2011.

Summary Compensation Table

Name and Principal Position	Fiscal Year ending Aug 31,	Salary ($)	Bonus ($)	Awards ($)	All Other Compsensation ($)	Total ($)

Summary Compensation Table

		Year				Compen-
	Principal	Ending	Salary	Bonus	Awards	sation	Total
Name	Position	Aug. 31,	($)	($)	($)	($)	($)

James Lusk	CEO/Dir.	2011	0	0	0	24,000	24,000
		2010	0	0	0	0	0
Steve Scott	COO/Dir.	2011	0	0	0	0	0
		2010	0	0	0	0	0

Sheldon Rockey	Director	2011	0	0	0	0	0

_______________________________________________________________________________

Special Note:

Since James Lusk is an officer/director who owns 47.4% of the issued and outstanding shares in the Company, and we do not have an Executive Compensation Committee, James Lusk has the ability to determine his own compensation without shareholder approval.

We do not maintain key-man life insurance for our executive officer/director. We do not have any long-term compensation plans or stock option plans.

As of the date hereof, there have been no grants of stock options to purchase our Common Stock made to the executive officer named in the Summary Compensation Table.

There have been no awards made to the named executive officer under any long term incentive plan.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to our sole director in such capacity.

Employees and Employment Agreements

We currently do not have any employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the ownership of our common stock on October 5, 2011 relating to those persons known to beneficially own more than 5% of our capital stock and by our named Executive Officer and Directors.

Beneficial ownership is determined in accordance with the rules of the U. S. Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days after October 5, 2011 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of JA Energy common stock. The Company does not have any outstanding options, warrants or other securities exercisable for or convertible into shares of its common stock.

Name of Beneficial Owner and Position	Title of Class	Amount and Nature Of Beneficial Ownership	Percent Of Class(1)
James Lusk (2) CEO/Director	Common	16,215,600	43.6%
Steve Scott COO/Director	Common	600,000	1.6%
Sheldon Rockey
Director	Common	270,000	0.07%
DIRECTORS AND OFFICERS AS A GROUP (3 persons)	Common	17,085,600	45.9%

_______________________________________________________________________________

(1) Based upon 37,156,703 shares outstanding as of the date hereof.

(2) James Lusk, 4800 W. Dewey Drive, Las Vegas, NV 89118.

(3) Steve Scott, 4800 W. Dewey Drive, Las Vegas, NV 89118.

(4) Sheldon Rockey, 4800 W. Dewey Drive, Las Vegas, NV 89118.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our three officers/directors control 17,085,600 shares of our common stock, or approximately 49.9% of our outstanding common stock.

The Company's Director has contributed office space for our use for all periods presented. There is no charge to us for the space, and the director will not seek compensation for the use of this space.

Our sole officer and director, James Lusk can be considered a promoter of JA Energy in consideration of his participation and managing of the business of the company since its incorporation.

INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have agreed to indemnify our director and officer against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our director, officer and controlling person pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of JA Energy filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

The public may read and copy any materials with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

We intend to furnish our stockholders with annual reports containing audited financial statements.

JA ENERGY

(A Development Stage Company)

FINANCIAL STATEMENTS

August 31, 2011

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

JA Energy, Inc.

We have audited the accompanying balance sheets of JA Energy, Inc. (A Development Stage Company) as of August 31, 2011 and 2010 and the related statements of operations, stockholders’ equity, and cash flows for the year ended august 31, 2011, from inception (August 26, 2010) to August 31, 2010, and from inception (August 26, 2010) to August 31, 2011. These financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JA Energy, Inc. (A Development Stage Company) as of August 31, 2011 and 2010 and the results of its operations and its cash flows for the year ended august 31, 2011, from inception (August 26, 2010) to August 31, 2010 from inception (August 26, 2010) to August 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Henderson, Nevada

December 14, 2011

F-1a

JA Energy

(A Development Stage Company)

Balance Sheets (Audited)	August 31,	August 31,
	2011	2010

Assets

Current assets
Cash & cash equivalents	6,828	-
Prepaid expenses	6,058	-
Plantation Costs	38,350
Deposits	2,000	-
Total current assets	53,237	-

Total assets	53,237	-

Liabilities & stockholders' equity (deficit)

Current liabilities
Accounts payable and acccrued liabilities	1,554	-
Accounts payable – related party	10,550	2,500
Loan from non related third party	15,000
Total current liabilities	27,104	2,500

Total liabilities	27,104	2,500

Stockholders' equity (deficit)
Preferred stock, $0.001 par value,
5,000,000 shares authorized, none issued	-	-
Common stock, $0.001 par value, 70,000,000
shares authorized, 31,156,703 and 0 issued and
outstanding as of 8/31/11 and 8/31/10,
respectively	31,157
Additional paid-in capital	33,533	325
Stock subscription payable	37,500
Deficit accumulated during development stage	(76,057)	(2,825)
Total stockholders' equity (deficit)	26,133	(2,500)

Total liabilities and stockholders' deficit	53,237	-

The accompanying notes are an integral part of these financial statements.

F-2a

JA Energy

(A Development Stage Company)

Statements of Operations

(Audited)

			From inception
	Year	Year	(August 26, 2010)
	ended	ended	to
	August 31, 2011	August 31, 2010	August 31, 2011

Revenue	$ -	$ -	$ -

Expenses
General and administrative	36,232	2,825	39,057
Consulting fees	37,000	-	37,000
Total expenses	73,232	2,825	76,057

Net loss	$ (73,232)	$ (2,825)	$ (76,057)

Weighted average number of
common shares outstanding -
basic	18,027,126	--

Net loss per share - basic	$ (0.01)	$ --

The accompanying notes are an integral part of these financial statements.

F-3a

JA Energy

(A Development Stage Company)

Statement of Stockholders’ Equity (Defict)

(Audited)

	Preferred Stock		Common Stock		Additional	Stock	Deficit accumulated	Total
					Paid in	subscription	during	Stockholders'
	Shares	Amount	Shares	Amount	Capital	payable	development stage	Equity (Deficit)

Inception
August 26, 2010	-	$-	-	$-	$-	$	$-	$-

Contributed Capital					325			325

Net loss							(2,825)	(2,825)

Balance as at August 31, 2010	-	-	-	-	325		(2,825)	(2,500)

November 8, 2010
Contributed Capital					2,500			2,500

January 14, 2011
Contributed Capital					3,865			3,865

January 31, 2011
Shares issued to reshoot production			34,246,703	34,247	(34,247)			(0)

March 1, 2011					5,000			5,000
Contributed Capital

April 18, 2011
Contributed Capital					2,000			2,000

April 21, 2011
Shares issued for incurring plantation costs			270,000	270	26,730			27,000

May 3, 2011
Shares Cancelled			(3,400,000)	(3,400)	3,400			-

May 4, 2011
Shares issued for services			40,000	40	3,960			4,000

May 20, 2011
Contributed Capital					20,000			20,000

June 15, 2011
Stock subscription payable						37,500		37,500

Net Loss							(73,232)	(73,232)

Balance as at August 31, 2011	-	$-	31,156,703	$31,157	$33,533	$37,500	$(76,057)	$26,133

The accompanying notes are an integral part of these financial statements.

F-4a

JA Energy

(A Development Stage Company)

Statements of Cash Flows

	Period	Period	From inception
	ended	ended	(August 26, 2010)
	August 31, 2011	August 31, 2010	to
			August 31, 2011

Operating activities:
Net loss	$ (73,232)	$ (2,825)	$ (76,057)
Changes in operating assets and liabilities:
Increase in prepaid expense	(6,058)	-	(6,058)
Increase/(Decrease) in accounts payable and accrued liabilities	(946)	-	1,554
Increase/(Decrease) in accounts payable – related party	10,550	-	10,550
Increase/(Decrease) in deposits	(2,000)	-	(2,000)
Net cash used by operating activities	(71,687)	(325)	(72,012)

Investing activities
Payment for plantation costs	(38,350)	-	(38,350)
Net cash used in Investing activities	(38,350)	-	(38,350)

Financing activities:
Proceeds from stock subscription payable	35,500	-	37,500
Contributed capital	64,365	325	64,960
Proceeds from loan	15,000	-	15,000
Net cash provided by financing activities	116,865	325	117,190

Net increase (decrease) in cash	6,828	-	6,828
Cash - beginning	-	-	-

Cash - ending	$ 6,828	$ -	$ 6,828

Supplemental disclosures:
Interest paid	$ -	$ -	$ -

Income taxes paid	$ -	$ -	$ -

Stock issued in spin off	$ 65,847	$ -	$ 65,847

Stock issued for incurring plantation costs	$ 27,000	$ -	$ 27,000

Stock issued for prepaid services	$ 4,000	$ -	$ 4,000

The accompanying notes are an integral part of these financial statements.

F-5a

JA Energy

(A Development Stage Company)

Notes to Financial Statements

August 31, 2011 and 2010

NOTE 1. General Organization and Business

The Company was organized August 26, 2010 (Date of Inception) under the laws of the State of Nevada, as JA Energy. The Company was incorporated as a subsidiary of Reshoot Production Company, a Nevada corporation. Reshoot Production Company was incorporated October 31, 2007, and, at the time of spin off was listed on the Over the Counter Bulletin Board. The Company is a Development Stage Company as defined by FASB ASC 915 "Development Stage Entities". The Company plans to use a patented varietal Jerusalem Artichoke, whereby the syrup by-product from the artichoke is converted and processed into ethanol.

NOTE 2. Summary of Significant Accounting Policies

Basis of Accounting

The basis is United States generally accepted accounting principles.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Revenue recognition

The Company recognizes revenue on an accrual basis as it invoices for services.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

F-6a

JA Energy

(A Development Stage Company)

Notes to Financial Statements

August 31, 2011 and 2010

Year-end

The Company has selected August 31 as its year-end.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2010. The respective carrying value of certain on balance sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Advertising

Advertising is expensed when incurred. There has been no advertising during the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company is seeking equity and/or debt financing. There are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from the outcome of this uncertainty.

F-7a

JA Energy

(A Development Stage Company)

Notes to Financial Statements

August 31, 2011 and 2010

NOTE 4 - Stockholders' Deficit

The Company is authorized to issue 70,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

On September 1, 2010, a director of the Company contributed capital of $325 for incorporating fees.

On November 8, 2010, a director of the Company contributed capital of $2,500 for audit fees.

On January 14, 2011, a director of the Company contributed capital of $3,865 for transfer and audit fees.

The Company was a subsidiary of Reshoot Production Company. On January 31, 2011, the record shareholders of Reshoot Production Company received a spin off dividend of one point 4 (1.4) common shares, par value $0.001, of JA Energy common stock for every share of Reshoot Production Company common stock owned for a total 65,846,703 common shares issued.

In March 2011, an officer of the Company returned 31,600,000 shares to treasury.

On April 21, 2011, the Company issued 270,000 shares of its $0.001 par value common stock valued at $27,000 in exchange for Jerusalem Artichoke tubers. These tubers were essential in order for the Company to grow Jerusalem Artichokes for the subsequent conversion into ethanol.

On May 3, 2011, a former officer of the Company returned 3,400,000 shares to treasury as part of an initiative to restructure the Company’s capital stock. Accordingly, the return of these shares have been accounted for similar to a reverse stock split and have been applied on a retroactive basis.

On May 4, 2011, the Company issued 40,000 shares of its $0.001 par value common stock valued at $4,000 in exchange for bookkeeping and office support services.

During the quarter ended May 31, 2011, the shareholder has contributed $27,000 for paying off the Company's liabilities due for professional services and other operating expenses.

There have been no other issuances of preferred or common stock.

F-8a

JA Energy

(A Development Stage Company)

Notes to Financial Statements

August 31, 2011 and 2010

NOTE 5. Related Party Transactions

On September 1, 2010, a director of the Company contributed capital of $325 for incorporating fees.

On November 8, 2010, a director of the Company contributed capital of $2,500 for audit fees.

On January 14, 2011, a director of the Company contributed capital of $3,865 for transfer and audit fees.

During the quarter ended May 31, 2011, the shareholder has contributed $27,000 for paying off the Company's liabilities due for professional services and other operating expenses.

NOTE 6. Loan Payable

The Company has received $15,000 as a loan from a non - related third party. The loan is unsecured, payable on demand and non interest bearing. The loan was received on 03/01/2011 in the amount of $15,000.

NOTE 7. Provision for Income Taxes

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 "Income Taxes". ASC 740 requires use of the liability method. ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

As of August 31, 2011, the Company had net operating loss carry forwards of $76,057 that may be available to reduce future years' taxable income through 2010. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. Net operation losses will begin to expire in 2030.

F-9a

JA Energy

(A Development Stage Company)

Notes to Financial Statements

August 31, 2011 and 2010

Components of net deferred tax assets, including a valuation allowance, are as follows at August 31, 2011 and 2010:

	2011	2010
Deferred tax assets:
Net operating loss carry forward	$ 76,057	$ 2,825

Total deferred tax assets	26,620	989
Less: valuation allowance	(26,620)	(989)
Net deferred tax assets	$ -	$ -

The valuation allowance for deferred tax assets as of August 31, 2011 was $26,620, as compared to $989 as of August 31, 2010. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of August 31, 2011 and August 31, 2010.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

U.S federal statutory rate (35.0%)

Valuation reserve 35.0%

Total -%

At August 31, 2011, we had an unused net operating loss carryover approximating $76,057 that is available to offset future taxable income which expires beginning 2030.

NOTE 8. Recent Accounting Pronouncements

The Company's management has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's financial position and results of operations.

F-10a

JA Energy

(A Development Stage Company)

Balance Sheets

(Audited)	November 30,	August 31,
	2011	2011
	(Unaudited)	(Audited)

Assets

Current assets
Cash & cash equivalents	$ 10,960	$ 6,828
Prepaid expenses	1,333	6,059
Inventory	43,158	38,350
Deposits	2,995	2,000
Total current assets	58,446	53,237

Total assets	$ 58,446	$ 53,237

Liabilities & stockholders' equity (deficit)

Current liabilities
Accounts payable and accrued liabilities	$ 10,312	$ 1,554
Accounts payable to related parties	4,500	10,550
Loan from non related third party	15,000	15,000
Total current liabilities	29,812	27,104

Total liabilities	29,812	27,104

Stockholders' equity
Preferred stock, $0.001 par value,
5,000,000 shares authorized, none issued	-	-
Common stock, $0.001 par value, 70,000,000
shares authorized, 34,156,703 and 31,156,703 issued and
outstanding as of 11/30/11 and 8/31/11,
Respectively	34,157	31,157
Additional paid-in capital	105,533	33,533
Stock subscription payable	-	37,500
Deficit accumulated during development stage	(111,056)	(76,057)
Total stockholders' equity	28,634	26,133

Total liabilities and stockholders' equity	$ 58,446	$ 53,237

The accompanying notes are an integral part of these financial statements.

F-1b

JA Energy

(A Development Stage Company)

Statements of Operations

(Unaudited)

			From inception
	Three months	Three months	(August 26, 2010)
	ended	ended	to
	November 30, 2011	November 30, 2010	November 30, 2011

Revenue	$ -	$ -	$ -

Expenses
General and administrative	27,032	1,750	66,089
Consulting fees	7,967	-	44,967
Total expenses	34,999	1,750	111,056

Net loss	$ (34,999)	$ (1,750)	$ (111,056)

Weighted average number of
common shares outstanding -
basic	33,398,461	0

Net loss per share - basic	$ (0.00)	$ (0.00)

The accompanying notes are an integral part of these financial statements.

F-2b

JA Energy

(A Development Stage Company)

Statements of Cash Flows

(Unaudited)

			From inception
	Three months	Three months	(August 26, 2010)
	ended	Ended	to
	November 30, 2011	November 30, 2010	November 30, 2011

Operating activities:
Net loss	$ (34,999)	$ (1,750)	$ (111,056)
Changes in operating assets and liabilities:
Decrease/(increase) in prepaid	4,726	-	(1,333)
Increase in inventory	(4,808)	-	(43,158)
Increase in deposits	(995)	-	(2,995)
Increase/(Decrease) in accounts payable and accrued liabilities	(1,042)	(750)	512
Increase in accounts payable to related-parties	(750)	-	9,800
Net cash used by operating activities	(37,868)	(2,500)	(148,230)

Financing activities:
Contributed capital	37,500	2,500	139,690
Proceeds from loan – related party	5,000	-	5,000
Payments on loan – related party	(500)	-	(500)
Proceeds from loan	-	-	15,000
Net cash provided by financing activities	42,000	2,500	159,190

Net increase (decrease) in cash	4,132	-	10,960
Cash - beginning	6,828	-	-

Cash - ending	$ 10,960	$ -	$ 10,960

Supplemental disclosures:
Interest paid	-	-	-

Income taxes paid	-	-	-

Stock issued in spin off	$0	$0	$65,847

Stock issued for incurring plantation costs	$0	$0	$27,000

Stock issued for prepaid services	$0	$0	$4,000

Stock issued for settlement of common stock payable	$37,500	$0	$37,500

The accompanying notes are an integral part of these financial statements.

F-3b

JA Energy

(A Development Stage Company)

Notes to Financial Statements

November 30, 2011

(Unaudited)

NOTE 1 - FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at November 30, 2011 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's August 31, 2011 audited financial statements filed therewith along with its Form 10-K annual report. Operating results for the three months ended November 30, 2011 are not necessarily indicative of the results that may be expected for the year ending August 31, 2012. The Company is a development stage company, as defined in FASB ASC 915 "Development Stage Entities."

NOTE 2 - GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has an accumulated deficit since inception of $111,056. The Company has not generated any revenues to date, and its ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used for further development of the Company's products, to provide financing for marketing and promotion and for other working capital purposes. While the Company is putting forth its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

 F-4b

JA Energy

(A Development Stage Company)

Notes to Financial Statements

November 30, 2011

(Unaudited)

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

The relevant accounting policies are listed below.

Basis of Accounting

The basis is United States generally accepted accounting principles.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Advertising

Advertising costs are expensed when incurred. The Company has not incurred any advertising expenses since inception.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Revenue recognition

The Company recognizes revenue from product sales once all of the following criteria for revenue recognition have been met: pervasive evidence that an agreement exists; the services have been rendered; the fee is fixed and determinable and not subject to refund or adjustment; and collection of the amount due is reasonably assured.

Cost of product sold

The types of costs included in cost of product sold are raw materials, packaging materials, manufacturing costs, plant administrative support and overheads, and freight and warehouse costs.

Inventories

Inventories are stated at the lower of cost (computed in accordance with the first-in, first-out method) or market. During the quarter ended November 30, 2011, the Company paid $2,683 in planting costs. The Company capitalizes these costs in accordance with ASC topic 905-360 and ASC 330 as Inventory – raw material. Elements of cost include materials, labor and overhead and are classified as follows:

F-5b

JA Energy

(A Development Stage Company)

Notes to Financial Statements

November 30, 2011

(Unaudited)

	November 30, 2011	August 31, 2011

Raw materials and supplies	$43,158	$38,350
In-process inventories	--	--
Finished goods	--	--

	$43,158	$38,350

Year end

The Company's fiscal year-end is August 31.

Recent Accounting Pronouncements

The Company's management has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's financial position and results of operations.

NOTE 4 - Stockholders' (Equity) Deficit

The Company is authorized to issue 70,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

On September 23, 2011, the Company issued 3,000,000 shares of its $0.001 par value common stock to two shareholders pursuant to a Regulation S offering for cash of $75,000.

On January 14, 2011, a director of the Company contributed capital of $3,865 for transfer and audit fees.

There have been no other issuances of preferred or common stock.

NOTE 5 - Related Party Transactions

On January 14, 2011, a director of the Company contributed capital of $3,865 for transfer and audit fees.

On October 28, 2011, the Company entered into a Promissory Note with an officer to loan the Company $5,000 without interest, and no due date. As of November 30, 2011, the Company has repaid $500.

NOTE 6 - Loan Payable

On March 1, 2011, the Company received $15,000 as a loan from a non - related third party. The loan is unsecured, payable on demand and non interest bearing.

F-6b

JA Energy

(A Development Stage Company)

Notes to Financial Statements

November 30, 2011

(Unaudited)

NOTE 7 - Inventory

The Company assesses the valuation of its inventories and reduces the carrying value of those inventories that are obsolete or in excess of the Company’s forecasted usage to their estimated net realizable value. The Company estimates the net realizable value of such inventories based on analyses and assumptions including, but not limited to, historical usage, future demand and market requirements. Reductions to the carrying value of inventories are recorded in cost of product sold. If the future demand for the Company’s products is less favorable than the Company’s forecasts, then the value of the inventories may be required to be reduced, which could result in additional expense to the Company and affect its results of operations.

During the quarter ended November 30, 2011, the Company reclassified plantation cost as Inventory in accordance with ASC 330. As of November 30, 2011, raw material consisted of direct material, direct labor and overhead costs incurred to grow the plant which will be used as a raw material to produce the Company’s final ethanol product. Elements of cost include materials, labor and overhead and are classified as follows:

	November 30, 2011	August 31, 2011

Raw materials and supplies	$43,158	$38,350
In-process inventories	--	--
Finished case goods	--	--

	$43,158	$38,350

 NOTE 8 – Subsequent Events

On January 10, 2012, the Company issued 3,000,000 shares of its $0.001 par value common stock to two shareholders pursuant to a Regulation S offering for cash of $75,000.

F-7b

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13 Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses payable by the Company in connection with the Offering of the Common Stock included in this registration statement:

U.S. Securities and Exchange Commission Registration Fee	$27
Legal Fees and Miscellaneous Expenses*	$2,000
Audit Fees*	$6,000
Transfer Agent Fees*	$300
Printing*	$50

Total Expenses	$8,377

*Estimated expenses

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the Offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item 14 Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the NRS, unless modified by a corporation's articles of incorporation, a director is not liable to a corporation, its stockholders or creditors for damages unless the director's action or failure constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law. Our bylaws provide that we will indemnify our directors and officers to the fullest extent permissible under Nevada law if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, had no reasonable cause to believe such conduct was unlawful. The Company may purchase and maintain insurance or make other financial arrangements on behalf of any individual entitled to indemnity. Our bylaws also provide that we will advance all expenses incurred to any person entitled to indemnity upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to indemnification.

Our bylaws further provide that discretionary indemnification may be authorized (a) by the stockholders; (b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (c) by independent legal counsel in a written opinion (i) if ordered by a majority vote of disinterested directors or (ii) if a quorum of disinterested directors cannot be obtained.

Item 15 Recent Sales of Unregistered Securities

In September, 2011 and January, 2012 respectfully, the Company conducted a Regulation S offering in which it sold 6,000,000 shares of the Company's $0.001 par value common stock in exchange for cash of $150,000. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and were issued under Regulation S to four foreign Mexican corporations who attested they are accredited investors who are not citizens nor residents of the USA. The issuance of these shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the fact that only four Mexican entities were involved in the offering, the size of the offering, the manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The management of the Mexican companies were known to us and our management, through pre-existing business relationships, as a long standing business associate. We did not engage in any form of general solicitation or general advertising in connection with these transactions. The investors were provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. These Mexican companies acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. The sale of these shares were to the four Mexican entities included: Delgus Bursatil, SA de CV (who paid $37,500 cash for 1,500,000 shares), Grupo de Inversionistas en Acciones Internacionales, SA (who paid $37,500 cash for 1,500,000 shares), Pruve y Asociados, SA (who paid $37,500 cash for 1,500,000 shares), and Grupo de Inversionistas Casdel, SA (who paid $37,500 cash for 1,500,000 shares). In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted.

Item 16 Exhibits

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
3.1	Articles of Incorporation, as currently in effect		S-1	8/31/2010	3.1	09/20/2010
3.2	Bylaws, as currently in effect		S-1	8/31/2010	3.2	09/20/2010
5.1	Opinion of Thomas C. Cook, Esq., regarding the legality of the securities being registered	X
23.1	Consent of De Joya Griffith & Company, LLC	X
23.2	Consent of Thomas C. Cook, Esq. (included in Exhibit 5.1)	X

Item 17 Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada on February ___, 2012.

JA ENERGY
Registrant

Date: February 14, 2012	By:/s/ James Lusk
James Lusk Chief Executive Officer and Director Principal Executive, Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Lusk James Lusk	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director	February 14, 2012